EXHIBIT 10.1

                      AMENDED AND RESTATED PROMISSORY NOTE

               $1,850,000                               Dated: November 13, 2006
                                          Amended and Restated: October 25, 2007

      FOR VALUE RECEIVED, HALO Investments Ltd., a Belize international business corporation with a registered address at Jasmine Court, 35A Regent Street, PO Box 1777, Belize City, Belize (the "Maker"), hereby promises to pay to Averox Inc., a Nevada corporation (the "Company"), the principal sum of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000), which will be paid in lawful money of the United States of America, with interest thereon as set forth herein. The principal amount outstanding under this Note and all accrued interest thereon shall be paid in full to the Company on November 12, 2007 (the "Maturity Date"). This Note is being delivered in connection with the transactions contemplated by that certain Stock Purchase Agreement entered into as of November 13, 2006 by and between the Company and the Maker and certain other purchasers of the Company's common stock.

            1. Payment of Principal. The principal sum of $1,125,000 has previously been paid prior to the amendment and restatement of this Note. From the date hereof until the Maturity Date, the Maker hereby agrees to pay in the balance of the principal sum outstanding under this Note in accordance with the payment plan provided below:

            (i) The principal sum of $65,000 together with interest thereon as provided in paragraph 2 shall be paid on or before the first day of each month beginning with the month of November, 2007 up to and including the month of August, 2008; and

            (v) The remaining principal balance of this Note together with interest thereon as provided in paragraph 2 shall be paid on or before September 1, 2008.

            2. Interest. Interest shall accrue on the outstanding principal amount hereof at a rate equal to the prime rate as published by The Wall Street Journal from time to time (the "Prime Rate") plus two and a half percent (2.5%) per annum, computed on the basis of a 360-day year and shall be payable in arrears in full on the Maturity Date. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.

            3. Voluntary Prepayments. Notwithstanding the required payments of outstanding principal to be made in accordance with Section 1 above, Maker may make optional prepayments of all or any portion of the then outstanding principal and accrued, but unpaid interest under this Note, without premium or penalty of any kind.

            4. Payments to the Company. Payments under this Note shall be made in lawful money of the United States of America and in immediately available funds by wire transfer or certified check as directed by the Company.

            5. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) the Maker shall fail to make any payment due according to the payment schedule set forth in Section 1 above (or upon acceleration of the payment due under this Note pursuant to Section 5) of the outstanding principal and accrued, but unpaid interest due and payable on this Note and such failure shall have continued for a period of ten (10) days after written notice by the Company to the Maker that such payment is due and unpaid;

                  (b) the Maker shall fail to make any payment due under the terms of that certain Promissory Note dated the date hereof in the principal amount of $650,000 of the Maker to the Company and such failure shall have continued for a period of ten (10) days after written notice by the Company to the Maker that such payment is due and unpaid;

                  (c) the commencement of any proceedings (i) in bankruptcy by or against the Maker, (ii) for the dissolution, full or partial liquidation or reorganization of the Maker, (iii) alleging that the Maker is insolvent or

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unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of the Maker's debts, whether under the United States Bankruptcy Code or under any other law relating to creditors' right, whether state, federal or foreign, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving the Maker; provided, however, that if such commencement of proceedings against the Maker is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings; or

                  (d)(i) the appointment of a receiver or trustee for the Maker, or for any substantial part of the Maker's assets, (ii) a general assignment for the benefit of creditors of the Maker, (iii) the Maker having been adjudicated bankrupt or insolvent or (iv) the Maker filing a petition seeking to take advantage of any other law providing for the relief of debtors. Notwithstanding the foregoing, if such appointment or commencement of proceedings against the Maker is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings; or

                  (e) the entry or filing of any judgment or order in excess of $100,000 against the Maker which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry or filing without a stay of enforcement or execution.

            6. Remedies. If at any time an Event of Default shall have occurred, then at the sole discretion of the Maker (i) all outstanding principal and accrued, but unpaid interest owing under this Note shall immediately become due and payable, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof; or
(ii) the Maker shall return to the Company such portion of the Shares that at the time of the Event of Default had not been paid for in full.

            7. Miscellaneous.

                  (a) Binding Effect; Assignment. This Note shall be binding upon the Maker and its successors and assigns. This Note may not be assigned by the Maker to any Person. This Note may be assigned by the Company to any affiliate of the Company.

                  (b) Remedies Not Waived. No course of dealing between the Maker and the Company or any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any right. Any waiver by the Company of any default under this Note shall not operate as or be construed to be a waiver of any other default of such provision or of any default of any other provision of this Note. All rights and remedies of the Company hereunder are cumulative.

                  (c) Suits for Enforcement. Upon the occurrence and during the continuation of any one or more Events of Default, the Company may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Company.

                  (d) Collection Costs. In case of any default under this Note, the Maker will pay to the Company such amounts as shall be sufficient to cover the costs and expenses of Company including reasonable attorney's fees and expenses actually incurred due to such Event of Default.

                  (e) Amendments. This Note may not be amended except by an instrument in writing signed by the Maker and the Company.

                  (f) Waivers. The Maker expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in this Note.

                  (g) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

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                  (h) JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING
IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE MAKER AND THE COMPANY HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE MAKER OR THE COMPANY BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS NOTE. THE COMPANY, BY ACCEPTANCE HEREOF, AND THE MAKER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

                  (i) WAIVER OF JURY TRIAL. THE COMPANY, BY ACCEPTANCE HEREOF, AND THE MAKER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS NOTE.

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            IN WITNESS WHEREOF, the Maker has caused this Amended and Restated
Promissory Note to be signed in its name effective as of this 26th day of October, 2007.

                                                    HALO Investments Ltd.


                                                    By: /s/ Rocky Shek
                                                        ------------------------
                                                    Name:   Rocky Shek
                                                    Title:  Authorized Signatory